SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               _______________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                    The Gabelli Global Multimedia Trust Inc
             (Exact Name of Registrant as Specified in its Charter)

                         Maryland                      13-3767317
           ---------------------------------------    --------------------
           (State of Incorporation or Organization)   (I.R.S. Employer
                                                       Identification no.)

                    One Corporate Center
                    Rye, New York                           10580-1434
            --------------------------------------     --------------------
           (Address of principal executive offices)         (zip code)


          Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange
          Title of each class                     on which each class is
          to be so registered                     to be registered
          -------------------                     ----------------------
          ___% Cumulative Preferred Stock         New York Stock Exchange

          Securities to be registered pursuant to Section 12(g) of the Act:

                                       None
         ------------------------------------------------------------------
                                  (Title of Class)


          ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
          REGISTERED.

          The section captioned "Description of Cumulative Preferred Stock" in the Registrant's preliminary prospectus dated May 23, 1997 forming a part of Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-2 (No. 333-25487) is incorporated herein by reference.

          ITEM 2. EXHIBITS.

          (I) The following exhibits have been filed with the Securities and Exchange Commission (the 'Commission')

          (1) Form of Certificate for Common Stock. (a)

          (2) Portions of the Amended and Restated Articles of
          Incorporation of the Registrant defining the rights of holders of Common Stock. (a)

          (3) Form of Certificate for    % Cumulative Preferred
          Stock (the "Cumulative Preferred Stock"). (b)

          (4) Portions of the form of Articles Supplementary defining the rights of holders of Cumulative Preferred
          Stock. (c)

          (a) Incorporated by reference from Exhibit D to the Registrant's Registration Statement on Form N-2 (File
          Nos. 33-60407 and 811-8476) as filed with the Securities and Exchange Commission on June 20, 1995.

          (b) Incorporated by reference to Exhibit D(1) to the Registrant's Registration Statement on Form N-2 (File
          Nos. 333-24587 and 811-8476) as filed with the Commission on April 18, 1997.

          (c) Incorporated by reference to Exhibit (D)(2) to Pre-
          Effective Amendment No. 1 to the Registrant's
          Registration Statement on Form N-2 (File Nos. 333-24587 and 811-8476) as filed with the Commission on May 23, 1997.

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   The Gabelli Global Multi
                                   media Trust Inc.
                                   ------------------------------
                                          (Registrant)

          Date: May 23, 1997       By: /s/ Bruce N. Alpert
                                      Name:  Bruce N. Alpert
                                      Title: Vice President
                                             and Treasurer